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                                                                 Exhibit 2.04



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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                             UNICAPITAL CORPORATION
                            (a Delaware corporation),

                              MYC ACQUISITION CORP.
                            (a Delaware corporation),

                           THE MYERSON COMPANIES, INC.
                            (a Colorado corporation)

                                       and

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGE HEREOF


                           Dated as of August 7, 1998



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



                                Table Of Contents

                                                                                                               Page
                                                                                                               ----

1.       THE MERGER...............................................................................................1
         1.1      Delivery and Filing of Certificate of Merger....................................................1
         1.2      Certificate of Incorporation, Bylaws, Board of Directors and Officers of the
                  Surviving Corporation...........................................................................1

2.       MERGER CONSIDERATION.....................................................................................2
         2.1      Conversion of Capital Stock; Merger Consideration...............................................2
         2.2      Exchange Procedures.............................................................................3
         2.3      No Fractional Shares............................................................................3

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE....................................................4
         3.1      Computation.....................................................................................4
         3.2      Disputes........................................................................................5
         3.3      Stockholders' Representative....................................................................7

4.       PLEDGE...................................................................................................7
         4.1      Pledged Assets..................................................................................7
         4.2      Duration and Terms..............................................................................8
         4.3      Voting and Investment...........................................................................8

5.       CLOSING..................................................................................................8
         5.1      Location and Date...............................................................................8
         5.2      Effect..........................................................................................9

6.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...........................................................9
         6.1      Corporate Existence.............................................................................9
         6.2      Corporate Power; Authorization; Enforceable Obligations.........................................9
         6.3      Authority; Ownership............................................................................9
         6.4      Validity of Contemplated Transactions..........................................................10
         6.5      Capital Stock..................................................................................10
         6.6      Transactions in Capital Stock..................................................................10
         6.7      No Bonus Shares................................................................................11
         6.8      Subsidiaries...................................................................................11
         6.9      Predecessor Status; etc........................................................................11
         6.10     Spin-offs......................................................................................11
         6.11     No Third Party Options.........................................................................11
         6.12     Financial Statements...........................................................................11
         6.13     Liabilities and Obligations....................................................................12
         6.14     Accounts and Notes Receivable..................................................................13

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
         6.15     Permits........................................................................................13
         6.16     Real and Personal Property.....................................................................13
         6.17     Contracts and Commitments......................................................................14
         6.18     Government Contracts...........................................................................16
         6.19     Title to Real Property.........................................................................16
         6.20     Insurance......................................................................................16
         6.21     Employees......................................................................................17
         6.22     Employee Benefit Plans and Arrangements........................................................17
         6.23     Compliance with Law; Authorizations............................................................20
         6.24     Transactions With Affiliates...................................................................21
         6.25     Litigation.....................................................................................21
         6.26     Restrictions...................................................................................22
         6.27     Taxes..........................................................................................22
         6.28     Intellectual Property Matters..................................................................23
         6.29     Completeness; No Violations....................................................................24
         6.30     Existing Condition.............................................................................24
         6.31     Deposit Accounts; Powers of Attorney...........................................................26
         6.32     Books of Account...............................................................................26
         6.33     Environmental Matters..........................................................................26
         6.34     No Illegal Payments............................................................................27
         6.35     Leases.........................................................................................28
         6.36     Lease Funding..................................................................................30
         6.37     Disclosure.....................................................................................31
         6.38     UniCapital Prospectus; Securities Representations..............................................31
         6.39     Affiliates.  ..................................................................................31
         6.40     Location of Chief Executive Offices.   ........................................................31
         6.41     Location of Personal Property.   ..............................................................31

7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO.................................................................32
         7.1      Corporate Existence............................................................................32
         7.2      UniCapital  and Newco Stock....................................................................32
         7.3      Corporate Power and Authorization..............................................................32
         7.4      No Conflicts...................................................................................32

8.       COVENANTS OF THE STOCKHOLDERS AND THE COMPANY...........................................................33
         8.1      Business in the Ordinary Course................................................................33
         8.2      Existing Condition.............................................................................33
         8.3      Maintenance of Properties and Assets...........................................................33
         8.4      Employees and Business Relations...............................................................33
         8.5      Maintenance of Insurance.......................................................................33
         8.6      Compliance with Laws, etc......................................................................33
         8.7      Conduct of Business............................................................................33
         8.8      Access.........................................................................................34

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
         8.9      Press Releases and Other Communications........................................................34
         8.10     Exclusivity....................................................................................34
         8.11     Notification of Certain Matters................................................................35
         8.12     Sales of UniCapital Stock......................................................................35
         8.13     Qualification..................................................................................36

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS.....................................................37
         9.1      Representations and Warranties; Performance of Obligations.....................................37
         9.2      Employment Agreements..........................................................................37
         9.3      No Litigation..................................................................................37
         9.4      Consents and Approvals.........................................................................37

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO
                                                                                                                 37
         10.1     Representations and Warranties; Performance of Obligations.....................................38
         10.2     No Litigation..................................................................................38
         10.3     Examination of Financial Statements............................................................38
         10.4     No Material Adverse Change.....................................................................38
         10.5     Regulatory Review..............................................................................38
         10.6     Stockholders' Release..........................................................................39
         10.7     Employment Agreements..........................................................................39
         10.8     Opinion of Counsel.............................................................................39
         10.9     Consents and Approvals.........................................................................39
         10.10    Charter Documents..............................................................................39
         10.11    Good Standing Certificates.....................................................................39
         10.12    Repayment of Indebtedness......................................................................39

11.      COVENANTS OF UNICAPITAL.................................................................................39
         11.1     UniCapital Stock Options.......................................................................39
         11.2     Notification of Certain Matters................................................................40

12.      INDEMNIFICATION; SURVIVAL...............................................................................40
         12.1     General Indemnification by Stockholders........................................................40
         12.2     Specific Indemnification by Stockholders.......................................................41
         12.3     Third Party Claims.............................................................................41
         12.4     Limitations on Indemnification.................................................................42
         12.5     Survival of Representations and Warranties.....................................................43

 13.     TERMINATION OF AGREEMENT................................................................................44
         13.1     Termination....................................................................................44
         13.2     Effect of Termination..........................................................................44



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
14.      NONCOMPETITION AND NONSOLICITATION......................................................................45
         14.1     Noncompetition.................................................................................45
         14.2     Damages........................................................................................45
         14.3     Reasonable Restraint...........................................................................46
         14.4     Severability; Reformation......................................................................46
         14.5     Independent Covenant...........................................................................46
         14.6     Materiality....................................................................................46

15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................46
         15.1     Stockholders...................................................................................46
         15.2     UniCapital.....................................................................................47
         15.3     Damages........................................................................................47

16.      GENERAL.................................................................................................47
         16.1     Cooperation....................................................................................47
         16.2     Successors and Assigns.........................................................................47
         16.3     Entire Agreement...............................................................................47
         16.4     Counterparts...................................................................................48
         16.5     Brokers and Agents.............................................................................48
         16.6     Expenses.......................................................................................48
         16.7     Notices........................................................................................48
         16.8     Governing Law..................................................................................50
         16.9     Exercise of Rights and Remedies................................................................50
         16.10    Reformation and Severability...................................................................50
         16.11    Remedies Cumulative............................................................................50
         16.12    Captions.......................................................................................50

17.      DEFINITIONS.............................................................................................50


ANNEX I           Form of Plan of Merger

ANNEX II          Closing Date Consideration

ANNEX III         Form of Employment Agreement

ANNEX IV          Form of Indemnity Escrow Agreement

ANNEX V           Form of Opinion of Counsel to the Company and the Stockholders

SCHEDULES


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                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 7th day of August, 1998, among: UNICAPITAL CORPORATION, a Delaware corporation ("UniCapital"); MYC ACQUISITION CORP., a Delaware corporation ("Newco"); THE MYERSON COMPANIES, INC. D/B/A BSB LEASING, a Colorado corporation (the "Company"); and DONALD A. MYERSON and VIRGINIA MILKE (collectively referred to as the "Stockholders"), who are all of the stockholders of the Company. Certain capitalized terms used herein are defined in Article 17 hereof.

         WHEREAS, the respective Boards of Directors of Newco and the Company (which together are sometimes referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the Company merge with and into Newco (the "Merger") pursuant to this Agreement, the Plan of Merger and the applicable provisions of the laws of the State of Colorado and the State of Delaware ("State Corporation Laws");

         WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF CERTIFICATE OF MERGER. At the Effective Time, the Company shall be merged with and into Newco pursuant to this Agreement and a plan of merger (the "Plan of Merger") substantially in the form of Annex I attached hereto, and the separate corporate existence of the Company shall cease. Newco, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation."

         1.2 CERTIFICATE OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Upon the effectiveness of the Merger:

                    (a) the Certificate of Incorporation of Newco, amended as set forth in the Certificate of Merger to change the name of Newco to be the same as the name of the Company, shall remain the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

                    (b) the Bylaws of Newco shall remain the Bylaws of the Surviving Corporation and shall remain so until thereafter duly amended;

                    (c) in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Surviving Corporation shall have a Board of Directors consisting of three members, who shall be Robert J. New, Jonathan New and Martin Kalb, commencing upon the effectiveness of the Merger and who shall hold office subject to the laws of the state of incorporation and the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

                    (d) the officers of the Company immediately prior to the Closing Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until his successor is elected and qualified; provided, that the Chairman of the Board (if any), the Treasurer and the Secretary of the Company shall not succeed to the corresponding offices of the Surviving Corporation, but instead (i) the Chairman of the Board of Newco shall remain the Chairman of the Board of the Surviving Corporation, (ii) the Treasurer of Newco shall remain the Treasurer of the Surviving Corporation and (iii) the Secretary of Newco shall remain the Secretary of the Surviving Corporation.


2.       MERGER CONSIDERATION

         2.1 CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION.

                    (a) Upon the effectiveness of the Merger, all of the shares of capital stock of the Company issued and outstanding immediately prior to the effectiveness of the Merger ("Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and converted into the right to receive, without interest:

                           (i) an aggregate of $3,120,000.00 in cash;

                           (ii) an aggregate of $3,120,000.00 in shares of
common stock, par value $.001 per share, of UniCapital ("UniCapital Stock"), valued at the average closing price of UniCapital Stock as reported by the New York Stock Exchange for the ten (10) trading days ending on and including the third trading day prior to the Closing (the "Merger Price") (the consideration referred to in clauses (i) and (ii), all of which is to be distributed to the Stockholders on the Closing Date in the percentages set forth on Annex II, subject to Article 4 hereof, is referred to in this Agreement as the "Closing Date Consideration"); and

                           (iii) the Earn-Out Consideration as described in
Section 2.4, to be distributed to the Stockholders upon each date of determination of a portion of the Earn-Out Consideration with respect to a given calendar year (if any) in the percentages set forth on Annex II, subject to
Article 4 hereof.

                    (b) Upon the effectiveness of the Merger, each share of capital stock of Newco issued and outstanding immediately prior to the effectiveness of the Merger shall, by virtue

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of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, all of which converted common stock shall constitute all of the outstanding shares of capital stock of the Surviving Corporation immediately after the effectiveness of the Merger.

                    (c) The Closing Date Consideration and the Earn-Out Consideration are referred to together in this Agreement as the "Merger Consideration."

         2.2 EXCHANGE PROCEDURES. On the Closing Date, upon surrender to UniCapital of certificates representing all of the outstanding shares of Company Stock ("Certificates"), each Stockholder shall, subject to Article 4, be entitled to receive, in exchange therefor, a certificate representing that number of whole shares of UniCapital Stock which such holder has the right to receive in respect of the Certificates surrendered, calculated in accordance with Annex II, and each Certificate so surrendered shall forthwith be canceled. On the Closing Date or as promptly thereafter as is practicable, and subject to and in accordance with the provisions of Article 4, UniCapital shall cause to be distributed to it a certificate or certificates representing the portion of the Escrow Property that is shares of UniCapital Stock, which shall be registered in the names of the Stockholders and shall be held in accordance with the provisions of Article 4 hereof.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article 2, no fractional shares of UniCapital Stock will be issued and any holder of Company Stock entitled hereunder to receive a fractional share of UniCapital Stock but for this Section 2.3 will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by the Merger Price.

         2.4 EARN-OUT CONSIDERATION.

                    (a) If the earnings before taxes (the "EBT") of the Surviving Corporation for the twelve-month period ending on the first anniversary of the Earn-Out Date (the "1999 EBT") exceeds $1,040,000.00 (the "EBT Target"), then the Stockholders shall be entitled to receive one-half of the difference between the 1999 EBT and the EBT Target.

                    (b) If the EBT of the Surviving Corporation for the twelve-month period ending on the second anniversary of the Earn-Out Date (the "2000 EBT") exceeds the greater of (i) the 1999 EBT and (ii) the EBT Target, then the Stockholders shall be entitled to receive one-half of the difference between (x) the 2000 EBT and (y) the greater of the 1999 EBT and the EBT Target.

                    (c) The EBT of the Surviving Corporation for the twelve-month periods ending on the first and second anniversaries of the Earn-Out Date shall be computed using generally accepted accounting principles and practices, consistently applied. The allocation of UniCapital overhead shall be made on a pro rata basis applied consistently among UniCapital subsidiaries. To the extent that gain-on-sale treatment was accorded any Lease in any twelve-month period, whether before or after Closing, income from the payment stream on such Lease shall not be included in the

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EBT of the Surviving Corporation for any subsequent twelve-month period.

                    (d) The amounts (if any) that the Stockholders become entitled to receive pursuant to Sections 2.4(a) and/or 2.4(b) are referred to herein as the "Earn-Out Consideration." The Earn-Out Consideration shall be paid one-half in cash and one-half in shares of UniCapital Stock (provided, however, that UniCapital may pay up to the entire amount of the Earn-Out Consideration in cash; provided further, that UniCapital will not pay additional cash in an amount in excess of 50% of the Earn-Out Consideration, unless the parties agree, or the Stockholders obtain an opinion of counsel, that such additional payment would not disqualify the transaction under Section 368(a) of the Code). The UniCapital Stock shall be valued at the average of the closing prices per share of UniCapital Stock for the 20 trading days preceding the last day of the twelve-month period to which the portion of Earn-Out Consideration in question applies.

                    (e) EBT with respect to any twelve-month period shall be determined by PricewaterhouseCoopers LLP within 45 days following the last day of the twelve-month period. The Earn-Out Consideration, if any, shall be paid within 10 business days of the date of such determination.

                    (f) The "Earn-Out Date" shall be last day of the calendar month in which the Closing takes place, unless the Closing takes place on the first day of a calendar month, in which event the Earn-Out Date shall be the last day of the calendar month immediately preceding the Closing Date.

                    (g) Notwithstanding anything in this Section 2.4 to the contrary, if the Stockholders dispute the determination of EBT, then the Stockholders' Representative shall notify UniCapital in writing of such dispute and specify the Stockholders' determination of EBT within 20 business days after notification of the determination of EBT for any twelve-month period. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would affect the Earn-Out Consideration, then such dispute shall be resolved by an Independent Accounting Firm. The Independent Accounting Firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to PricewaterhouseCoopers LLP in connection with the transactions contemplated hereby, or (ii) reviewed by PricewaterhouseCoopers LLP during the course of determining EBT. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. The costs of the Independent Accounting Firm shall be borne by the party (either UniCapital or the Stockholders as a group) whose determination of the EBT was further from the determination of the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm only the amount of the Earn-Out Consideration as determined by PricewaterhouseCoopers LLP shall be paid by UniCapital. Once EBT is finally determined, the Earn-Out Consideration attendant thereto not previously paid, if any, shall be paid in accordance with this Section 2.4.


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                    (h) Any Earn-Out Consideration paid by UniCapital shall be treated as additional consideration paid by UniCapital for the shares of Company Stock.


3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE

         3.1 COMPUTATION. As soon as practicable, but in any event within 90 days after the Closing, UniCapital shall engage PricewaterhouseCoopers LLP to prepare, in accordance with generally accepted accounting principles ("GAAP"), a balance sheet of the Company (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date (as defined in Section 5.1 hereof), that shall include the effect of the liability for deferred federal and state income taxes attributable to the change in the Company's status, as of the Closing Date, from an S Corporation to a C Corporation. If the aggregate stockholders' equity of the Company as shown on the Closing Date Balance Sheet is less than $300,000.00 then, subject to Section 3.2, commencing 10 business days after delivery of the Closing Date Balance Sheet to UniCapital, the aggregate Merger Consideration shall be adjusted downward dollar-for-dollar in the amount of any such deficiency (the "Net Worth Deficiency"), and the Stockholders shall pay to UniCapital by wire transfer of immediately available funds an amount equal to the Net Worth Deficiency. At its option, and at any time or from time to time after the determination of any Net Worth Deficiency, UniCapital shall be entitled to recover from the Escrow Property pursuant to
Article 4 all or any portion of the amount of the Net Worth Deficiency not theretofore paid by the Stockholders. If the aggregate stockholders' equity of the Company as shown on the Closing Date Balance Sheet is greater than $300,000.00 then commencing 10 business days after delivery of the Closing Date Balance Sheet to UniCapital, the aggregate Merger Consideration shall be adjusted upward dollar-for-dollar in the amount of any such surplus (the "Net Worth Surplus"), and UniCapital shall pay to the Stockholders (i) by wire transfer of immediately available funds an amount equal to fifty percent (50%) of the Net Worth Surplus and (ii) shares of UniCapital Stock, valued at the Merger Price, with an aggregate value of fifty percent (50%) of the Net Worth Surplus. Amounts paid to the Stockholders by UniCapital pursuant to this Section
3.1 shall be paid in the relative percentages set forth in Annex II. At its sole option, UniCapital may elect to pay the entire amount of any Net Worth Surplus in cash, notwithstanding anything in this Section 3.1 to the contrary.

         3.2 DISPUTES. Notwithstanding anything in this Article 3 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheet, then the Stockholders' Representative shall notify UniCapital in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 10 business days after the delivery of the Closing Date Balance Sheet. If UniCapital and the Stockholders' Representative cannot resolve any such dispute, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to UniCapital and the Stockholders' Representative (the "Independent Accounting Firm"). The Independent Accounting Firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to PricewaterhouseCoopers LLP in connection with the transactions contemplated hereby, or (ii) reviewed by PricewaterhouseCoopers LLP during the course of preparing the Closing Date Balance Sheet. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between UniCapital and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders' Representative (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount shall be due to UniCapital. Once any such Disputed Amount is finally determined to be due to UniCapital, UniCapital may proceed to recover such amount in the manner set forth in Section 3.1.

         3.3 STOCKHOLDERS' REPRESENTATIVE. (a) Each Stockholder, by signing this Agreement, designates Donald A. Myerson (or, in the event that Donald A. Myerson is unable or unwilling to serve, Virginia Milke) to be such Stockholders' representative for purposes of this Agreement (the "Stockholders'
Representative"). The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

                  (b) UniCapital and Newco shall be entitled to rely upon any communication or writing given or executed by the Stockholders' Representative. All communications or writings to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any communication or writing so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name, place and stead and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative, and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with Article 12 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of such Stockholder and the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder or by operation of law.


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




4.       INDEMNITY ESCROW

         4.1 CREATION OF ESCROW.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Stockholders pursuant to Sections 12.1 and 12.2 hereof and for the payment of amounts due pursuant to Article 3 hereof, the following shall be delivered to Chase Manhattan Trust Company, National Association as indemnity escrow agent (the "Indemnity Escrow Agent") the following (the "Escrow Property"):

                           (i) ten percent (10%) of the number of shares of
UniCapital Stock issuable to each Stockholder as part of the Closing Date Consideration in accordance with Annex II, rounded up to the nearest whole share; and

                           (ii) ten percent (10%) of the cash portion of the
Closing Date Consideration payable to each Stockholder in accordance with Annex II, rounded up to the nearest whole cent.

                  (b) The Escrow Property shall include all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

         4.2 DURATION AND TERMS. The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Annex IV. The Indemnity Escrow Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) the first anniversary of the Closing Date; and (b) the resolution of any claim for indemnification or payment that is pending on the first anniversary of the Closing Date, but only to the extent of the amount of such pending claim.

         4.3 VOTING AND INVESTMENT. The Stockholders shall be entitled to exercise all voting powers incident to the shares of UniCapital Stock held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such shares. The cash portion of the Escrow Property shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.



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5.       CLOSING

         5.1 LOCATION AND DATE. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, on August 15, 1998, provided, that all conditions to Closing shall have been satisfied or waived, or at such other time and date as UniCapital, the Company and the Stockholders may mutually agree, which date shall be referred to as the "Closing Date."

         5.2 EFFECT. On the Closing Date, the articles of merger, certificate of merger, or other appropriate documents executed in accordance with the State Corporation Laws, together with any required officers' certificates, shall be filed with the Secretary of the State of the States of Colorado and Delaware in accordance with the provisions of the State Corporation Laws. The Merger shall become effective upon such filings or at such later time as may be specified in such filings (the "Effective Time").


6.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         For purposes of this Article 6, each reference to the "Company" shall be deemed to refer as well to each and all of its Subsidiaries unless the context otherwise specifically requires. To induce UniCapital and Newco to enter into this Agreement and consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Company and each Stockholder, jointly and severally, represent and warrant to UniCapital and Newco as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or "the Company's knowledge" or words of similar import, mean the knowledge of any Stockholder, director or officer of the Company, including facts of which directors and officers, in the reasonably prudent exercise of their duties, should be aware):

         6.1 CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, all of which jurisdictions are listed on Schedule 6.1.

         6.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power, corporate authority and corporate legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board of Directors and the Stockholders and no further corporate action on the part of the Company or its stockholders is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Company or any Stockholder in accordance with the provisions hereof (the "Company Documents") will be, duly executed and delivered on behalf of the Company by duly authorized officers, and this Agreement constitutes, and the Company Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Company and each Stockholder, enforceable against the Company and such Stockholder in accordance with their respective terms.

         6.3 AUTHORITY; OWNERSHIP. Each Stockholder has the full legal right, power and authority to enter into this Agreement. Upon the date of this Agreement and immediately prior to the Closing Date, each Stockholder owns of record all of the shares of capital stock of the Company identified on Schedule
6.5 as being owned by such Stockholder. The conversion of Company Stock into UniCapital Stock and cash pursuant to the provisions of this Agreement will vest in UniCapital valid title in the shares of Company Stock owned by such Stockholder, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind.

         6.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except as set forth in
Schedule 6.4, the execution, delivery and performance of this Agreement by the Company and each Stockholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company or any Stockholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company or any Stockholder, (c) the charter documents of the Company or any securities issued by the Company, or
(d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Company or any Stockholder is a party, by which the Company or any Stockholder may have rights or by which any of the properties or assets of the Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Company or any Stockholder.

         6.5 CAPITAL STOCK. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and in the amounts set forth in Schedule 6.5 free and clear of all liens and adverse claims of any kind, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company.

         6.6 TRANSACTIONS IN CAPITAL STOCK. The Company has not acquired any Company Stock since December 31, 1995. No option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock.

The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         6.7 NO BONUS SHARES. Except as set for on Schedule 6.7, no shares of capital stock of the Company were issued pursuant to or upon the exercise of any awards, grants or bonuses, whether of stock or of options or other rights.

         6.8 SUBSIDIARIES. Except as set forth in Schedule 6.8,:

                  (a) the Company has no subsidiaries;

                  (b) the Company does not own, of record or beneficially, or control, directly or indirectly, any capital stock, any securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity; and

                  (c) the Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         6.9 PREDECESSOR STATUS; ETC. Schedule 6.9 lists all names of all predecessor companies of the Company, including the names of all entities from whom the Company previously acquired significant assets. The Company has never been a subsidiary or division of another corporation or been a part of an acquisition which was later rescinded.

         6.10 SPIN-OFFS. Since December 31, 1995, there has not been any sale or spin-off of significant assets of the Company other than in the ordinary course of business.

         6.11 NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any properties, assets or rights of the Company or any interest therein.

         6.12 FINANCIAL STATEMENTS.

                  (a) Attached hereto as Schedule 6.12(a)-1 are copies of the following financial statements of the Company:

                           (i) the internally-prepared, unaudited balance sheets
of the Company at December 31, 1997 (the "Balance Sheet Date") and December 31, 1996, and the related internally-prepared statements of income for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 (the "Full-Year Financial Statements"); and

                           (ii) the internally-prepared, unaudited balance
sheets of the Company at March 31, 1998 (the "Interim Balance Sheet Date") and the related statements of income for the interim period then ended (the "Interim Financial Statements," and together with the Full-Year Financial Statements, the "Financial Statements").

All of the Financial Statements have been prepared in accordance with a modified version of the cash method of accounting, consistently applied throughout the periods involved, which modified version of the cash method (the "Company Accounting Methodology") is described in detail in Schedule 6.12(a)-2 attached hereto. All of the balance sheets included in the Financial Statements, including any related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the dates indicated in accordance with the Company Accounting Methodology. All of the statements of income fairly present the results of operations included in the Financial Statements, including any related notes, of the Company for the periods indicated in accordance with the Company Accounting Methodology. The Interim Financial Statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended in accordance with the Company Accounting Methodology.

                  (b) Attached hereto as Schedule 6.12(b) are the internally-prepared, unaudited balance sheet of the Company at May 31, 1998 and the related statements of income for the twelve months then ended, which statement of income reflects EBT of the Company for such period of not less than $900,000.00. All of the internally-prepared, unaudited financial statements included in Schedule 6.12(b) have been prepared in accordance with the Company Accounting Methodology consistently applied throughout the period involved. The balance sheet included in Schedule 6.12(b), including any related notes, fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at May 31, 1998 in accordance with the Company Accounting Methodology. The statements of income included in
Schedule 6.12(b), including any related notes, fairly present the results of operations of the Company for the twelve months ended May 31, 1998 in accordance with the Company Accounting Methodology. The financial statements included in
Schedule 6.12(b) contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the period then ended in accordance with the Company Accounting Methodology.

         6.13 LIABILITIES AND OBLIGATIONS.

                  (a) Attached hereto as Schedule 6.13 is an accurate list, as of a date not more than two days prior to the date of this Agreement, of: (i) all liabilities of the Company which are reflected on the unaudited consolidated balance sheet as of the Interim Balance Sheet Date included in the Interim Financial Statements; (ii) all liabilities as of the Interim Balance Sheet Date that are not reflected on such balance sheet; and (iii) all liabilities incurred after the Interim Balance Sheet Date. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on Schedule 6.13. For purposes of this Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

                  (b) For each such liability which is contingent and/or for which the amount is not fixed or is contested, Schedule 6.13 includes a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

                  (c) All of the liabilities reflected on the unaudited balance sheet included in the Interim Financial Statements arose only out of or were incurred only in connection with the conduct of the business of the Company. Except as set forth in Schedule 6.13 and except for liabilities not required to be set forth thereon pursuant to Section 6.13(a), the Company has no liabilities or obligations with respect to their respective businesses, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

         6.14 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule 6.14 is a complete and accurate list, as of a date not more than two days prior to the date of this Agreement, of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees and Stockholders) other than those arising out of Leases (collectively, the "Accounts Receivable"). Schedule 6.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Stockholders will deliver to UniCapital a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date will be, current and collectible net of any respective allowances for collection losses shown on the Company's books and records or on Schedule 6.14 (which allowances for collection losses are adequate and calculated consistent with past practice). Subject in the case of Accounts Receivable reflected on the Company's Interim Balance Sheet to such allowances for collection losses reflected on such balance sheet or on Schedule 6.14, each of the Accounts Receivable will be collected in full within ninety (90) days after the day on which it first became due and payable. There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the Interim Balance Sheet or on Schedule 6.14 has been determined in accordance with the Company Accounting Methodology consistent with past practice.

         6.15 PERMITS. Each material license, franchise, permit or other governmental authorization, including without limitation each permit, title (including without limitation each motor vehicle title and each current registration), fuel permit, license and franchise, necessary for the continued operation of the Company's business as it is currently being conducted (collectively, the "Permits"), together with the name of the Governmental Entity issuing such Permit is set forth in Schedule 6.15. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement other than as identified except as set forth in Schedule 6.15. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's right, title and interest in the Permits except as set forth in Schedule 6.15.

         6.16 REAL AND PERSONAL PROPERTY. Attached hereto as Schedule 6.16 is an accurate list, including substantially complete descriptions as of the Interim Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $25,000) owned or leased by the Company where the Company is a lessee or sublessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Company and including an indication as to which assets were formerly owned by any Stockholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company. Except as set forth in Schedule 6.16, all of the Company's buildings, leasehold improvements, structures, facilities, equipment and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth in Schedule 6.16 have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and, to the knowledge of the Company, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company in the operation of its business are either owned by the Company or leased under an agreement set forth in Schedule 6.16. The Company has no plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement which, if pursued by the Company would require additional expenditures of significant efforts or capital.

         6.17 CONTRACTS AND COMMITMENTS. Schedule 6.17(a) sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company other than Leases (the "Contracts"), to which the Company is a party or is bound, or by which any of its assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $10,000.00 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $10,000.00 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 6.17(a) and continuing over a period of more than six months from the date hereof or exceeding $10,000.00 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $10,000.00;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company or any successor thereto, or to the knowledge of the Company, any employee of the Company or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company, on the one hand, and any affiliate, officer, director or stockholder of the Company, on the other hand, are parties; or

                  (o) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of the Contracts listed on Schedule 6.17(a), or not required to be listed thereon because of the amount thereof, is valid and enforceable in accordance with its terms; the Company is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions thereof. The Company is not, and to the knowledge of the Company, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as set forth in Schedule 6.17(b) none of the rights of the Company under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the Surviving Corporation after the Closing Date without the consent or agreement of any other party. The Company has delivered accurate and complete copies of each Contract to UniCapital. Except as set forth in Schedule 6.17(b) no Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby.

         6.18 GOVERNMENT CONTRACTS. The Company is not now nor has it ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         6.19 TITLE TO REAL PROPERTY. The Company does not own any real property.

         6.20 INSURANCE. The assets, properties and operations of the Company are insured under various policies of general liability and other forms of insurance, all of which are described in Schedule 6.20, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the Company and all premiums to date have been paid in full. The Company has not been refused any insurance, nor has the Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 6.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company.

         6.21 EMPLOYEES. Schedule 6.21 contains the following with respect to the Company:

                  (a) a list of all employees (including name, title and position);

                  (b) each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on Schedule 6.21: (i) there have not been in the past five years and, to the knowledge of the Company, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Company are not covered by any collective bargaining agreement; (vi) the Company has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company has paid in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company are legally able to work in the United States.

         6.22 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 6.22 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Company. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(3) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its affiliates or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. The Company has no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Company has not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to UniCapital. Except as disclosed on Schedule 6.22:

                  (a) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

                  (b) each Pension Plan which is intended to be qualified under
Section 401(a) of
the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Company, no condition exists that would adversely affect any such determination;

                  (c) neither any Benefit Plan, nor the Company, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not applicable which could subject the Company to the tax or penalty imposed by Section 4975 of the Code or
Section 502 of ERISA;

                  (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Company, no condition exists which could subject the Company to a penalty under Section 4071 of ERISA;

                  (e) neither the Company nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in
Section 3(37) of ERISA;

                  (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to UniCapital;

                  (g) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company, threatened against any Benefit Plan, the Company, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

                  (h) with respect to each Benefit Plan to which the Company or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

                  (i) Except as set forth in Schedule 6.22:

                           (i) there is no outstanding liability (except for
premiums due) under Title IV of ERISA with respect to any Pension Plan;

                           (ii) neither the Pension Benefit Guaranty Corporation
nor the Company nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Company of its intent to institute proceedings to terminate any Pension Plan;

                           (iii) full payment has been made of all amounts which
the Company or any

Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                           (iv) to the knowledge of the Company, the actuarial
assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to UniCapital. Based on such actuarial assumptions, as of the Interim Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

                           (v) each of the Benefit Plans is, and its
administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and the Company has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                           (vi) neither the Company nor any Commonly Controlled
Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

                           (vii) there are no material outstanding liabilities
of any Benefit Plan other than liabilities for benefits to be paid to participants in Benefit Plan and their beneficiaries in accordance with the terms of Benefit Plan;

                           (viii) each Benefit Plan may be amended or modified
by the Company or any Commonly Controlled Entity at any time without liability except under any defined pension benefit plan;

                           (ix) no Benefit Plan other than a Pension Plan,
retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                           (x) the consummation of the transactions contemplated
by this Agreement will not (in and of itself): (A) entitle any employee of the Company to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or
(E) result (either alone or in
conjunction with any other event) in the payment or series of payments by the Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

                           (xi) with respect to each Benefit Plan that is funded
wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no liability of the Company or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date;

                           (xii) (A) each Benefit Plan that constitutes a
"welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company or any Commonly Controlled Entity as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                                 (B) with respect to any welfare benefit fund
(within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                                 (C) all welfare benefit funds intended to be
exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                           (xiii) all benefit plans outside of the United
States, if any (the "Foreign Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

         6.23 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Company has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which the Company's business, operations, assets or properties is subject ("Regulations"), except as set forth in Schedule 6.23. The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, Permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of the business of the Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all

Regulations, except as set forth in Schedule 6.23. All such Authorizations are listed and described in Schedule 6.23. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby, except as set forth in Schedule 6.23. No Stockholder and no director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of the business of the Company as now or previously conducted.

         6.24 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 6.24, no Stockholder and no director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company.

         6.25 LITIGATION.

                  (a) Except as set forth in Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company, threatened against the Company which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company, threatened against the Company which relates to the operations or financial condition of the Company.

                  (c) Neither the Company nor any Stockholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 6.25(a) or (b), except as set forth in
Schedule 6.25.

                  (d) The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         6.26 RESTRICTIONS. The Company is not a party to any indenture, agreement, contract, commitment, lease, plan, license, Permit, Authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any of the Stockholders can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby.

         6.27 TAXES. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed (except as set forth in Schedule 6.27(a)), and all such Tax Returns properly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or reserved by the Company and any deficiency assessments, penalties and interest have been timely paid, withheld or reserved, except as set forth in
Schedule 6.27(a). The reserves for Taxes contained on the Closing Balance Sheet and on Schedule 6.27(b) are adequate to cover the Tax liabilities of the Company as of such date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such reserves inadequate. The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's Tax books and records. The Company is not nor has it at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company has not assumed any Tax liability of any other person or entity under contract. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending Tax examinations of or Tax claims asserted against the Company or any of its assets or properties. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Company relating to or attributable to Taxes, except as provided by state law. To the knowledge of the Company, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business, operations, assets, properties, prospects or condition (financial or otherwise), except as set forth in Schedule 6.27(a). The Company has no knowledge of any basis for any additional assessment of any Taxes, except as set forth in Schedule 6.27(a). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company have been fully and properly paid, withheld, recorded or are set forth in Schedule 6.27(a). There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. Two correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company (including, if filed separately, its Subsidiaries) for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Company and the Stockholders to UniCapital. As set forth in Schedule 6.27(a), the Company was taxed under the provisions of Subchapter C of the Code from its incorporation until the Company made an election to be taxed under the provisions of Subchapter S of the Code. The Company has a taxable year ended December 31 and the Company has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code. The Company does not have any net recognized built-in gain within the meaning of Section 1374 of the Code. The Company currently utilizes the Company Accounting Methodology for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

         6.28 INTELLECTUAL PROPERTY MATTERS.

                  (a) The Company has not utilized and does not currently utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed on Schedule 6.28(a) (the "Intellectual Property"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances except as set forth in Schedule 6.28(a). The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Company.

                  (b) Except as set forth in Schedule 6.28(b) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company.

                  (c) The Company does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company, threatened relating to any, patent, trademark, trade name, service mark or trade secret formerly or currently used by the Company or any copyright owned by the Company. None of the Intellectual Property is subject to any outstanding order, decree or judgment. The Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property, except as set forth in Schedule 6.28(c).

                  (d) No present or former employee of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in its operations as now or heretofore conducted. Schedule 6.28(d) lists all confidentiality or non-disclosure agreements to which the Company or any of its employees is a party.

                  (e) Schedule 6.28(e) sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any in other jurisdictions.

                  (f) All rights of the Company in the Intellectual Property shall vest in the Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval, except as set forth in Schedule 6.28(f).

                  (g) All Intellectual Property in the form of computer software that is utilized by the Company in the operations of its business is capable of accurately processing date data between and within the twentieth and twenty-first centuries without interruption or diminution of performance.

         6.29 COMPLETENESS; NO VIOLATIONS. The certified copies of the Articles of Incorporation and Bylaws, both as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, Permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to UniCapital in connection with the transactions contemplated hereby, are complete and correct; neither the Company nor, to the knowledge of the Company, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth in
Schedule 6.29, none of such leases, instruments, agreements, contracts, licenses, Permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. Except as set forth in Schedule 6.29, the consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         6.30 EXISTING CONDITION. Since the Balance Sheet Date, the Company has not:

                  (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any interest therein, except for any agreement or commitment, any option or right to acquire any Leases of the Company or any interest therein granted in the ordinary course of business consistent with past practice,;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

                  (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                  (e) declared, set aside or paid any dividend or made or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests or agreed to make any other distribution or payment in respect of its capital shares, other than distributions to Stockholders which do not reduce the aggregate stockholders' equity of the Company below approximately $300,000.00;

                  (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000.00, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

                  (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                  (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000.00, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees, directors or agents or made any increase in, or any addition to, other benefits to which any of its employees, directors or agents may be entitled, except as set forth in Schedule 6.30;

                  (k) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (l) entered into any transaction other than in the ordinary course of business consistent with past practice other than this transaction;

                  (m) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (n) agreed to take any of the actions referred to above.

         6.31 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as Schedule
6.31 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of each account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         6.32 BOOKS OF ACCOUNT. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any of the funds of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         6.33 ENVIRONMENTAL MATTERS. (a) The Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the Surviving Corporation upon consummation of the transactions contemplated hereby. The Company is in compliance with all Environmental Laws.

                  (b) Neither the Company nor any Stockholder has received any communication from any Governmental Entity that alleges that the Company is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) The Company has not entered into or agreed to any court decree or order, and the Company is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any

Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company, threatened to or against any assets or properties of the Company pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company.

                  (f) The Company has not received a CERCLA 104(e) information request or been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company.

                  (i) The Company and the Stockholders have provided to UniCapital true and complete copies, if any, of all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company during the past five years.

         6.34 NO ILLEGAL PAYMENTS. The Company has not, and, to the knowledge of the Company, no affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to the Company or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any transactions or payments related to the Company which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Company.

         6.35 LEASES. Schedule 6.35 hereto sets forth the Company's leases/financing arrangements as of the Interim Balance Sheet Date, other than those leases/financing arrangements that have been sold to third parties and for which such third parties have no recourse with respect to such leases/financing arrangements against the Company (other than with respect to the representations and warranties contained in the assignment of such leases/financing arrangements) (the "Non-Recourse Leases"). The leases/financing arrangements identified on Schedule 6.35 hereto, together with all other leases/financing arrangements entered into by the Company between the Interim Balance Sheet Date and the Closing Date, other than Non-Recourse Leases, are referred to herein as the "Leases". The term "Lease Documents" means the lease arrangements and financing contracts evidencing the leases/financing arrangements described in
Schedule 6.35, together with all related documents and agreements including, without limitations, master lease agreements, schedules or other addenda to such lease agreements and financing contracts, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guaranty agreements, insurance policies, guaranty agreements and other credit supports. The term "Equipment" means all equipment, inventory and other property described as being leased pursuant to a Lease, or in which the Company is granted a security interest pursuant to a Lease. The term "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including, without limitation, any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guaranty or similar agreement). The term "Scheduled Payments" means the monthly rental payments or installments of principal and interest under the terms of the Leases.

                  (a) There is no restriction or limitation in any of the Lease Documents or otherwise, restricting the Company from executing this Agreement, terminating the Lease Documents, or entering into the transactions contemplated by this Agreement, other than consents which have been, or prior to the Closing will have been, obtained.

                  (b) The Company owns the Equipment covered by each Lease or has a vested and perfected first priority security interest in the Equipment. All Equipment is located in the United States.

                  (c) With respect to each Lease, only one chattel paper original of such Lease exists and is held by the Company.

                  (d) Each Lease is in full force and effect in accordance with its terms, and there has been no occurrence which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. None of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or similar proceeding.

                  (e) Except for the delinquency in the payment of any Scheduled Payment that is not more than 60 days past due, there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents, and there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents or any event which, to the knowledge of the Company, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease or the related Lease Documents.

                  (f) The Company has not acted in a manner which (nor has it failed to act where such failure to act) would alter or reduce any of the Company's rights or benefits under any manufacturer's or vendors' warranties or guarantees with respect to any Equipment.

                  (g) The Company has complied with all requirements of any federal, state or local law, including without limitation, usury laws, applicable to each Lease.

                  (h) Each Lease has the following characteristics:

                           (i) such Lease was originated in the United States
and the Scheduled Payments thereunder are payable in U.S. dollars by Obligors domiciled in the United States;

                           (ii) the lessee party under such Lease has
unconditionally accepted the Equipment covered by such Lease;

                           (iii) except for Leases entered into within thirty
days of the date hereof, at least one Scheduled Payment has been made by the Obligor under each such Lease; and

                           (iv) no Obligor in respect of such Lease is an
affiliate of the Company.

                  (i) Each Lease and the related Lease Documents are valid, binding, legally enforceable and non-cancelable obligations of the parties thereto, enforceable in accordance with their respective terms. Each Lease is a business obligation of the lessee thereunder and is not a "consumer transaction" under any applicable federal or state regulation.

                  (j) No Lease or related Lease Document is the subject of a fraudulent scheme by any Obligor or any supplier of Equipment.

                  (k) Each item of Equipment is subject to a Lease.

                  (l) Each Lease is a fixed rate lease contract.

                  (m) No Lease or related Lease Document is subject to any right of rescission, set-off, counterclaim, abatement or defense, including without limitation any defense of usury, nor will the operation of any of the terms of any Lease or any related Lease Document or the exercise of any right or remedy thereunder render such Lease or any related Lease Document or the obligations thereunder unenforceable, or subject the same to any right of rescission, set-off, counterclaim, abatement or defense. No Obligor has asserted any right of rescission, set-off, counterclaim, abatement or defense to its obligations under a Lease or any related Lease Document.

                  (n) None of the Leases or the related Lease Documents has been amended or modified to extend the maturity date, or alter the amount or time of payment of any amount due thereunder; no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease, and the Company has not advanced any monies on behalf of any Obligor.

                  (o) Each Lease requires the Obligor thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order, and each Obligor under a Lease is currently in compliance with such requirement.

                  (p) Each Lease requires the Obligor thereunder (i) to pay all fees, Taxes (except income taxes), and other charges or liabilities arising with respect to the Equipment leased thereunder or the use thereof, (ii) to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, other than security interests of the Company, (iii) to hold harmless the lessor thereunder and its successors and assigns against the imposition of any fees, charges, liabilities and encumbrances, (iv) to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease during the term of such Lease and (v) to maintain at the cost of the Obligor public liability and casualty insurance in respect of such Equipment covered by such Lease.

                  (q) Each Lease prohibits without the lessor's prior written consent any relocation of the Equipment covered by such Lease and requires the Obligor to execute such agreements and documents as may reasonably be requested by the lessor in connection with any such relocation.

                  (r) Each Lease involves either the lease of tangible personal property owned by the Company or the loan of money secured by a security interest in tangible personal property owned by the Obligor thereunder.

                  (s) The Company has not received any notice challenging its ownership or the priority of its security interest in the Equipment covered by each Lease, and there are no proceedings pending before any court or governmental entity or, to the knowledge of the Company, threatened by any Obligor or other party, (i) asserting the invalidity of any Lease or the related Lease Documents, (ii) seeking to prevent payment or performance by any Obligor of any Lease or any of the terms of the related Lease Documents, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms or provisions of the related Lease Documents.

                  (t) As to each Lease, there are no agreements or understandings between the Company and the Obligors in respect of such Lease or otherwise binding on the Company other than

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



as expressly set forth in the Lease and the related Lease Documents.

         6.36 LEASE FUNDING. The Company is in compliance with all of the terms and covenants of each, and is not in default or breach under any, agreement, contract, understanding or arrangement with any funding source for the Leases.

         6.37 DISCLOSURE. The Company has delivered to UniCapital true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of reasonably available to the Company or a Stockholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by UniCapital or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to UniCapital and its representatives pursuant hereto do not and will not, as of Closing, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If any Stockholder becomes aware of any fact or circumstance that would change a representation or warranty of any Stockholder in this Agreement or any representation made on behalf of the Company, then such Stockholder shall immediately give notice of such fact or circumstance to UniCapital prior to Closing.

         6.38 UNICAPITAL PROSPECTUS; SECURITIES REPRESENTATIONS. Each Stockholder has received and reviewed a copy of the prospectus dated July 23, 1998 including all supplements thereto (as supplemented, the "UniCapital Prospectus") contained in UniCapital's shelf registration statement on Form S-1 (File No. 333-53779). Each Stockholder (a) has such knowledge, sophistication and experience in business and financial matters that such Stockholder is capable of evaluating the merits and risks of an investment in the shares of UniCapital Stock, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein and under applicable law, and (c) can bear the economic risk of any investment in the shares of UniCapital Stock and can afford a complete loss of such investment. Each Stockholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of UniCapital concerning the business, operations and financial condition of UniCapital. None of the Stockholders has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of UniCapital Common Stock to be acquired by such Stockholder in the Merger. Each Stockholder acknowledges and agrees that UniCapital has not and will not provide such Stockholder or any other party with a prospectus for such Stockholder's use in selling UniCapital Common Stock.

         6.39 AFFILIATES. The Stockholders are the only persons who are, in the reasonable judgment of the Company and each of the Stockholders, affiliates of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act.

         6.40 LOCATION OF CHIEF EXECUTIVE OFFICES. Schedule 6.40 sets forth the location of the

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



Company's chief executive offices.

         6.41 LOCATION OF PERSONAL PROPERTY. All personal property held on the date hereof by the Company is located at one of the locations shown on Schedule 6.41.


7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO

         As of the date hereof and as of the Closing Date, UniCapital and Newco, jointly and severally, represent and as follows:

         7.1 CORPORATE EXISTENCE. UniCapital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         7.2 UNICAPITAL AND NEWCO STOCK. The shares of UniCapital Stock to be issued and delivered to the Stockholders on the Closing Date, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares. The UniCapital Stock to be issued upon the conversion of Company Stock pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein. All of the issued and outstanding shares of Newco are owned beneficially, and of record, by UniCapital.

         7.3 CORPORATE POWER AND AUTHORIZATION. UniCapital and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by UniCapital and Newco have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by UniCapital and Newco and constitutes the legal, valid and binding obligation of UniCapital and Newco enforceable against UniCapital and Newco in accordance with its terms.

         7.4 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not:

                  (a) conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of UniCapital or Newco;

                  (b) subject to compliance with any agreements between UniCapital and its lenders, conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either UniCapital or Newco is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of UniCapital's or Newco's properties pursuant to (i) any law or regulation to which either UniCapital or Newco or any of their respective property is subject, or (ii) any judgment, order or decree to which UniCapital or Newco is bound or any of their respective property is subject;

                  (c) result in termination or any impairment of any material Permit, license, franchise, contractual right or other authorization of UniCapital or Newco; or

                  (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which UniCapital or Newco is subject, or by which UniCapital or Newco is bound.


8.       COVENANTS OF THE STOCKHOLDERS AND THE COMPANY

         For purposes of this Article 8, each reference to the "Company" shall be deemed to refer as well to each and all of its Subsidiaries unless the context otherwise specifically requires.

         Prior to the Closing, the Company and the Stockholders, jointly and severally, represent and as follows:

         8.1 BUSINESS IN THE ORDINARY COURSE. The Company shall, and the Stockholders shall cause the Company to, conduct its business solely in the ordinary course and consistent with past practice.

         8.2 EXISTING CONDITION. The Company shall not, and no Stockholder shall suffer the Company to, cause or permit to occur any of the events or occurrences described in Section 6.30 hereof.

         8.3 MAINTENANCE OF PROPERTIES AND ASSETS. The Company shall, and the Stockholders shall cause the Company to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business.

         8.4 EMPLOYEES AND BUSINESS RELATIONS. The Company shall, and the Stockholders shall cause the Company to, use its best efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

         8.5 MAINTENANCE OF INSURANCE. The Company shall, and the Stockholders shall cause the Company to, notify UniCapital of any changes in the terms of the insurance policies and binders referred to on Schedule 6.20 hereto.

         8.6 COMPLIANCE WITH LAWS, ETC. The Company shall, and the Stockholders shall cause the Company to, comply with all laws, ordinances, rules, regulations and orders applicable to the Company or its business, operations, properties or assets, noncompliance with which might materially affect the Company.

         8.7 CONDUCT OF BUSINESS. The Company shall, and the Stockholders shall cause the Company to, use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Stockholders contained in this Agreement shall be true, as though such representations and warranties were made on and as of each such date, and the Company shall, and the Stockholders shall cause the Company to, use its best efforts to cause all of the conditions to the obligations of UniCapital and the Stockholders under this Agreement to be satisfied on or prior to the Closing Date.

         8.8 ACCESS. The Company shall, and the Stockholders shall cause the Company to, give to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Company and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as UniCapital shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business operations. Furthermore, the Company shall, and the Stockholders shall cause the Company to, furnish to UniCapital all such documents and copies of documents and records and information with respect to the affairs of the Company and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.8 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         8.9 PRESS RELEASES AND OTHER COMMUNICATIONS. Neither the Company nor any Stockholder shall give notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. Neither the Company nor any Stockholder shall grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company, the business (current and proposed) of UniCapital, or any other matter connected with any of the foregoing without the express prior written approval of UniCapital, and all inquiries and questions with respect to any of the foregoing shall be coordinated through C. Deryl Couch, Senior Vice President and Deputy General Counsel of UniCapital. The Company and each Stockholder shall coordinate all communications with the employees and agents of the Company through UniCapital prior to making any such communication.

         8.10 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, the Company, the Stockholders and any of their affiliates shall not, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the Merger contemplated hereby. If the Company or any Stockholder, or any of their respective Agents, have provided any person or entity (other than UniCapital) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company and the Stockholders shall notify UniCapital immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 8.10.

         8.11 NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company and the Stockholders shall give prompt notice to UniCapital of (i) the occurrence or non-occurrence of any event known to any Stockholder or the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date and
(ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) The delivery of any notice pursuant to this Section 8.11 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to UniCapital.

         8.12 SALES OF UNICAPITAL STOCK.

                  (a) No Stockholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of the shares of UniCapital Stock to be received by such Stockholder in the Merger prior to the date that is (i) with respect to the shares issued as of the Closing Date, one year from the Closing Date and (ii) with respect to the shares issued in payment of the Earn-Out Consideration, one year from the date of determination of the Earn-Out Consideration. Until the date that is one year from the Closing Date, no Stockholder will engage in any hedging transaction (including, without limitation, any short sale, short sale "against the box," "collar," "cap," purchase of a "put," sale of a "call" or purchase or sale of any option (whether or not listed) or any other device that would insulate the Stockholder from or mitigate the risk of a change in the price of UniCapital Stock without involving an actual sale of the underlying shares) with respect to any shares of UniCapital Stock or securities convertible into or exchangeable for shares of UniCapital Stock owned by such Stockholder.

                  (b) Each Stockholder acknowledges and agrees that UniCapital will not provide such Stockholder with a prospectus for such Stockholder's use in selling the shares of UniCapital Stock to be received by such Stockholder in the Merger, and agrees to sell such shares only in accordance with the requirements, if any, of Rule 145(d) promulgated under the Securities Act. UniCapital acknowledges that the provisions of this Section 8.12(b) will be satisfied as to any sale by a Stockholder of the UniCapital Stock Stockholder may acquire in the Merger pursuant to Rule 145(d) under the Securities Act, by a broker's letter and a letter from the Stockholder with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3), provided, however, that UniCapital has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

                  (c) The certificate or certificates evidencing the shares of UniCapital Stock to be delivered to the Stockholders in the Merger will bear restrictive legends substantially in the following forms:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO A REGISTRATION STATEMENT COVERING THE TRANSFER OF SUCH SHARES OR A VALID EXEMPTION FROM REGISTRATION.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD EXPIRING ON ***, PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF AUGUST __, 1998, AMONG THE ISSUER AND THE STOCKHOLDERS OF THE MYERSON COMPANIES, INC., A COLORADO CORPORATION. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.

*** The certificates issued in payment of the Initial Consideration will recite the date that is one year from the Closing Date. The certificates issued in payment of the Earn-Out Consideration will recite the date that is one year from the determination of the Earn-Out Consideration.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

         The obligations of the Stockholders hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of UniCapital and Newco contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by UniCapital and Newco on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of UniCapital and a copy of the Board approval shall have been delivered to the Company and the Stockholders.

         9.2 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered Employment Agreements, in the form of Annex III attached hereto, to each of Donald A. Myerson and Virginia Milke.

         9.3 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging UniCapital's proposed acquisition of the Company, or limiting or restricting UniCapital's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against UniCapital or Newco, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of UniCapital and its subsidiaries taken as a whole.

         9.4 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by UniCapital and Newco of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.


10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO

         The obligations of UniCapital and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Stockholders shall have been delivered to UniCapital.

         10.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by UniCapital of the Company Stock and no governmental agency or body shall have taken any other action or made any request of UniCapital as a result of which the management of UniCapital deems it inadvisable to proceed with the transactions hereunder.

         10.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, UniCapital shall have had sufficient time to review the internally-prepared, unaudited balance sheets of the Company and the internally-prepared, unaudited statements of income of the Company as of and for the six month period ended June 30, 1998, which statements shall have been prepared in accordance with the Company Accounting Methodology consistently applied throughout the period involved and which statements shall have disclosed no material adverse change in the financial condition of the Company or the results of its operations from the Full-Year Financial Statements of the Company at December 31, 1997 and for the twelve months then ended originally furnished by the Company as set forth in
Schedule 6.12(a)-1.

         10.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Interim Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business as now conducted or as proposed to be conducted; and UniCapital shall have received on the Closing Date a certificate signed by the Stockholders and dated the Closing Date to such effect.

         10.5 REGULATORY REVIEW. UniCapital, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company, which review reflects compliance with all applicable laws governing the Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to UniCapital, in its sole discretion.

         10.6 STOCKHOLDERS' RELEASE. At the Closing Date, the Stockholders shall have delivered to UniCapital an instrument dated the Closing Date releasing the Company and any subsidiaries from any and all claims of Stockholders against the Company or any subsidiaries.

         10.7 EMPLOYMENT AGREEMENTS. Each of Donald A. Myerson and Virginia Milke shall have executed and delivered an Employment Agreement in the form of Annex III attached hereto.

         10.8 OPINION OF COUNSEL. UniCapital shall have received an opinion from counsel to the Stockholders, dated the Closing Date, in form of Annex V attached hereto.

         10.9 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Stockholders of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

         10.10 CHARTER DOCUMENTS. The Stockholders shall have delivered to UniCapital (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to UniCapital.

         10.11 GOOD STANDING CERTIFICATES. The Stockholders shall have delivered to UniCapital certificates, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by UniCapital, in each state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid.

         10.12 REPAYMENT OF INDEBTEDNESS. Prior to the Closing Date, the Stockholders shall have repaid to the Company (including its Subsidiaries) in full all amounts owing by the Stockholders to such entities.


11.      COVENANTS OF UNICAPITAL

          11.1 UNICAPITAL STOCK OPTIONS. Upon the Closing Date, UniCapital shall make available options to purchase that number of shares of UniCapital Stock having a fair market value on the Closing Date equal to 6.25% of the Closing Date Consideration to be granted to those non-Stockholder key employees of the Surviving Corporation after the Closing as are designated by the principal executive officer of the Surviving Corporation who is entering into an Employment

Agreement pursuant to Section 9.2 hereof, or such other officer designated by the Surviving Corporation and acceptable to UniCapital. Prior to the Closing Date, the officer designating the recipients of such options shall provide to UniCapital a written list of the names of those designated recipients who will be granted options as of the Closing Date and the relative percentages of the 6.25% option pool provided under this Section 11.1 to be awarded to each recipient, as well as the percentage of options, if any, to be reserved for future issuance. Any options reserved for future issuance shall be granted at an exercise price equal to the fair market value of UniCapital Stock as of the date of grant. All options shall be granted in accordance with UniCapital's policies, and authorized and issued under the terms of UniCapital's principal stock option plan for the benefit of employees of UniCapital and its subsidiaries.

         11.2 NOTIFICATION OF CERTAIN MATTERS.

                  (a) UniCapital shall give prompt notice to each Stockholder of
(i) the occurrence or non-occurrence of any event known to UniCapital the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of UniCapital to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (b) The delivery of any notice pursuant to this Section 11.2 shall not be deemed to (i) modify the representations or warranties hereunder of UniCapital, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to the Stockholders.


12.      INDEMNIFICATION; SURVIVAL

         12.1 GENERAL INDEMNIFICATION BY STOCKHOLDERS. Subject to the limitations contained in Section 12.4 hereof, each Stockholder, jointly and severally, covenants and agrees that such Stockholder will indemnify, defend, protect and hold harmless UniCapital, Newco and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.5) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by UniCapital, Newco or the Surviving Corporation as a result of or arising from
(a) any breach of the representations and warranties made by the Company or the Stockholders set forth herein or in the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement or (c) the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, stockholders, employees or agents prior to the Closing Date, other than Losses arising from matters expressly disclosed in the Financial Statements, this Agreement or the Schedules to this Agreement.

         12.2 SPECIFIC INDEMNIFICATION BY STOCKHOLDERS. Subject to the limitations contained in Section 12.4 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto, and notwithstanding any investigation by UniCapital or Newco, each Stockholder, jointly and severally, covenants and agrees that such Stockholder will indemnify, defend, protect and hold harmless UniCapital, Newco and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses incurred by UniCapital, Newco or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of the Company (including its Subsidiaries) in excess of the amount or the estimated amount of such liabilities set forth in Schedule 6.13, to the extent of such excess; (b) the failure of the Company or the Stockholders to file all required Form 5500's prior to the Closing Date; (c) the litigation matters listed on Schedule 6.25;
(d) the tax matters listed on Schedule 6.27; and (e) all Scheduled Payments due but unpaid as of the Closing Date, net of applicable reserves reflected on the balance sheet of the Company immediately prior to the preparation of the Closing Date Balance Sheet.

         12.3 THIRD PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 12.1 or 12.2 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third Party Claim does not relate to an actual or potential Loss to which
Section 12.3(e) applies. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 12.3(e) applies in which the Indemnified Party.

                  (c) No Indemnifying Party shall, in the defense of any Third Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Article 12, if at any time, in the reasonable opinion of UniCapital, Newco or the Surviving Corporation (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material prospective relief which could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital, Newco or the Surviving Corporation and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

         12.4 LIMITATIONS ON INDEMNIFICATION.

                  (a) No Indemnified Party shall assert any claim (other than a Third Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed $62,400, at which time an Indemnified

Party shall be entitled to seek indemnification for all claims, including all such claims not previously asserted; provided, however, that with respect to the item listed Schedule 6.25 under Section 6.25(b), if UniCapital or the Surviving Corporation is the Indemnified Party then the Indemnified Party shall have the right to assert a claim against the Indemnifying Party for the first dollar of claim.

                  (b) Notwithstanding any other term of this Agreement, in no event shall any Stockholder be liable under this Article 12 for an amount which exceeds the aggregate value (determined at the Closing Date) of the Merger Consideration received by such Stockholder under this Agreement; provided, however, that the limitations upon indemnification contained in this Section 12.4(b) shall not apply to (i) Losses arising out of any breach of the representations and warranties of the Stockholders contained in Sections 6.3 (authority; ownership), 6.5 (capital stock), 6.14 (accounts and notes receivable), 6.27 (taxes) and 6.33 (environmental matters) hereof and (ii) Losses described in Sections 12.1(b), 12.2(c) and 12.2 (d) hereof.

         12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of one year from the Closing Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a) the representations and warranties contained in Section
6.27 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in such Section 6.27;

                  (b) the representations and warranties contained in Section 6.28(g) hereof shall survive until such time as one full fiscal year's cycle of transactions for a fiscal year commencing on or after January 1, 2000 shall have been processed and UniCapital's consolidated financial statements for the fiscal year in which the last such transaction to be processed occurred have been audited, which shall be deemed to be the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 6.28(g);

                  (c) the representations and warranties contained in Section
6.33 hereof shall survive for a period of five years from the Closing Date, which shall be deemed the Expiration Date for purposes of this clause (c) and claims arising from a breach of the representations and warranties contained in such Section 6.33;

                  (d) the representations and warranties of the Stockholders contained in Section 6.5 hereof shall survive the Closing Date without time limitation; and

                  (e) any representations and warranties which serve as a basis of the indemnity obligations of the Stockholders under Section 12.2 shall survive the Closing Date without time limitation.


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




13.      TERMINATION OF AGREEMENT

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a) by mutual consent of the boards of directors of UniCapital and the Company; or

                  (b) by the Stockholders and the Company as a group, on the one hand, or by UniCapital, on the other hand, if the Closing shall not have occurred on or before August 31, 1998, provided, that the right to terminate this Agreement under this Section 13.1(b) shall not be available to either party (with the Stockholders and the Company deemed to be a single party for this purpose) whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by the Stockholders and the Company as a group, on the one hand, or by UniCapital, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

                  (d) by the Stockholders and the Company as a group, on the one hand, or by UniCapital, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger, or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal.

         13.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become ineffective, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or shareholders. Notwithstanding the foregoing sentence: (i) the provisions of Article 15 shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and
(iii) in the event of termination of this Agreement pursuant to Section 13.1(c) above, then notwithstanding the provisions of Section 16.6 hereof, the breaching party (with the Stockholders and the Company deemed to be a single party for purposes of this Article 13), shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

14.      NONCOMPETITION AND NONSOLICITATION

         14.1 NONCOMPETITION.

                  (a) In order to protect the value and goodwill of the Company and its business, each Stockholder covenants that, for the period ending two years after the Closing Date, such Stockholder will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, stockholder, principal, agent, representative, employee, consultant or otherwise with, or use or permit such Stockholder's name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with the business conducted by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates or with any business engaged in originating, servicing or securitizing leases or other specialty financing products or services (the "Restricted Business"). Each Stockholder recognizes that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in subsection (b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by a Stockholder as a passive investment of not more than one percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Exchange Act.

                  (b) Each Stockholder further covenants that for the period ending two years after the Closing Date, such Stockholder will not, either directly or indirectly, (i) call on or solicit any customers or prospective customers of the Restricted Business, or (ii) solicit the employment of any person who is employed by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates in the Restricted Business during such period.

                  (c) Each Stockholder recognizes and acknowledges that by reason of such Stockholder's relationship to the Company, such Stockholder has had access to confidential information relating to the Restricted Business. Each Stockholder acknowledges that such confidential information is a valuable and unique asset and covenants that such Stockholder will not disclose any such confidential information after the Closing Date to any person for any reason whatsoever.

         14.2 DAMAGES. Each Stockholder acknowledges and agrees that measuring economic losses to UniCapital and the Surviving Corporation as a result of the breach of the foregoing covenants in this Article 14 would be impossible, and that any breach of the foregoing covenants would result in immediate and irreparable damage to UniCapital and the Surviving Corporation for which they would have no other adequate remedy. Accordingly, the Stockholders agree that, in the event of a breach by them of any of the foregoing covenants, such covenants may be enforced by UniCapital or the Surviving Corporation by, without limitation, injunctions and restraining orders.

         14.3 REASONABLE RESTRAINT. The Parties agree that the foregoing covenants in this Article 14 impose a reasonable restraint upon the Stockholders in light of the activities and business of UniCapital on the date of the execution of this Agreement and the current and future plans of UniCapital and the Surviving Corporation (as successor to the business of the Company), and that any violation will result in irreparable injury to UniCapital.

         14.4 SEVERABILITY; REFORMATION. The covenants in this Article 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         14.5 INDEPENDENT COVENANT. All of the covenants in this Article 14 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Stockholder against the Company, the Surviving Corporation or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties specifically agree that the period of two years stated above shall be computed by excluding from such computation any time during which any Stockholder is in violation of any provision of this
Article 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action UniCapital or the Surviving Corporation seek to enforce the agreements and covenants of the Stockholders or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

         14.6 MATERIALITY. The Stockholders hereby acknowledge and agree that the covenants contained in this Article 14 are a material and substantial part of this transaction and are entered into in connection with and as an inducement to the acquisition by UniCapital and Newco of the businesses of the Company.


15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         15.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. The Stockholders agree that they will not use or disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of UniCapital, unless the Stockholders can show that such information has become known to the public generally through no fault of the Stockholders. In the event of a breach or threatened breach by the Stockholders of the provisions of this Section 15.1, UniCapital and the Surviving Corporation shall be entitled to an injunction restraining Stockholders from using or disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UniCapital and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.2 UNICAPITAL. UniCapital recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to certain confidential information solely of the Company in connection with its business. UniCapital agrees that, prior to the Closing Date, it will not use or disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Stockholders. In the event of a breach or threatened breach by UniCapital of the provisions of this Section 15.2, the Stockholders shall be entitled to an injunction restraining UniCapital from using or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, UniCapital, the Surviving Corporation and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.


16.      GENERAL

         16.1 COOPERATION. The Stockholders and UniCapital shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use their best efforts to have the officers, directors and employees of Company prior to the Closing Date cooperate with UniCapital on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         16.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the Company, the successors of UniCapital, and the heirs and legal representatives of the Stockholders.

         16.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, UniCapital and Newco and supersede any prior agreements and understandings relating to the subject matter of this Agreement. This

Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Stockholders, the Company, UniCapital and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

         16.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         16.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of UniCapital and Newco, on the one hand, and the Stockholders, on the other hand, agrees to indemnify the other against all loss, liability, cost, damage or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         16.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, UniCapital will pay the fees, expenses and disbursements of UniCapital and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Stockholders (and not the Company) will pay the fees, expenses and disbursements of the Stockholders and the Company and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Stockholders and the Company and in compliance with all conditions to be performed by the Stockholders and the Company under this Agreement. Notwithstanding the foregoing, the Stockholders (and not the Company) shall be responsible for and shall pay all costs and expenses related to auditing the financial statements of the Company, regardless of whether such costs and expenses are incurred by the Company's regular auditors or by any other auditors, up to a maximum of $20,000.00, and UniCapital or the Surviving Corporation shall be responsible for and pay any excess of such costs and expenses over $20,000.00.

         16.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

                    (a)        If to UniCapital or Newco:

                               C. Deryl Couch
                               Senior Vice President and Deputy General Counsel UniCapital Corporation
                               10800 Biscayne Boulevard
                               Miami, FL  33161

                               Telephone:          (305) 899-5000
                               Telefax:            (305) 899-5050

                               with a copy to:

                               David A. Gerson
                               Morgan, Lewis & Bockius LLP
                               One Oxford Centre, Thirty-Second Floor
                               301 Grant Street
                               Pittsburgh, PA   15219

                               Telephone:          (412) 560-3330
                               Telefax:            (412) 560-3399

                    (b) If to the Stockholders, addressed to them in care of the Stockholders' Representative at:

                               6825 E. Tennessee Avenue,
                               Suite 500
                               Denver, Colorado 80224

                               with a copy to:

                               Barbara J. Wells
                               Minor & Brown, P.C.
                               650 S. Cherry Street,
                               Suite 1100
                               Denver, Colorado 80246

                               Telephone:          (303) 320-1053
                               Telefax:            (303) 320-6330

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 16.7 (or in accordance with the latest unrevoked written direction from such party) and (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 16.7 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         16.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         16.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         16.10 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         16.11 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         16.12 CAPTIONS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.


17.      DEFINITIONS

         17.1       "1999 EBT" is defined in Section 2.4(a).

         17.2       "2000 EBT" is defined in Section 2.4(b).

         17.3       "Accounts Receivable" is defined in Section 6.14.

         17.4       "Acquisition Proposal" is defined in Section 8.10.

         17.5       "Agent" is defined in Section 8.10.

         17.6       "Agreement" is defined in the preamble to this Agreement.

         17.7       "Authorizations" are defined in Section 6.23.

         17.8       "Balance Sheet Date" is defined in Section 6.12(a)(i).

         17.9       "Benefit Plan" is defined in Section 6.22.

         17.10 "C Corporation" means a corporation subject to Subchapter C of the Code.

         17.11 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         17.12      "Certificates" are defined in Section 2.2.

         17.13      "Closing" is defined in Section 5.1.

         17.14      "Closing Date" is defined in Section 5.1.

         17.15      "Closing Date Balance Sheet" is defined in Section 3.1.

         17.16      "Closing Date Consideration" is defined in Section 2.1(a).

         17.17      "Code" is defined in the recitals to this Agreement.

         17.18      "Commonly Controlled Entity" is defined in Section 6.22.

         17.19      "Company" is defined in the preamble to this Agreement.

         17.20      "Company Accounting Methodology" is defined in Section
6.12(a).

         17.21      "Company Documents" are defined in Section 6.2.

         17.22      "Company Stock" is defined in Section 2.1(a).

         17.23 "Constituent Corporations" are defined in the recitals to this Agreement.

         17.24      "Contracts" are defined in Section 6.17.

         17.25      "Disputed Amounts" are defined in Section 3.2.

         17.26      "EBT" is defined in Section 2.4(a).

         17.27      "EBT Target" is defined in Section 2.4(a).

         17.28      "Earn-Out Consideration" is defined in Section 2.4(d).

         17.29      "Earn-Out Date" is defined in Section 2.4(f).

         17.30      "Effective Time" is defined in Section 5.2.

         17.31 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         17.32 "Environmental Liabilities" mean any and all Losses arising from or related to any claim, proceeding, investigation, response or removal action, remediation or other clean-up brought, prosecuted or undertaken by UniCapital, Newco, the Surviving Corporation, any Governmental Entity or any other person or entity on the basis of any violation of any Environmental Laws or pursuant to any requirement imposed under any Environmental Laws (including any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital, Newco or the Surviving Corporation so as to avoid any claim or violation or to comply with any requirement and all counseling or engineering fees and expenses related thereto), and arising from pre-Closing operations, events, circumstances or conditions at, on, under or emanating from, or as a result of any pre-Closing off-site disposal of Hazardous Substances from, any property currently or formerly owned, operated or leased by the Company.

         17.33 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the applicable Company.

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         17.34      "Equipment" is defined in Section 6.35.

         17.35 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         17.36      "Escrow Property" is defined in Section 4.1(a).

         17.37 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         17.38      "Expiration Date" is defined in Section 12.5.

         17.39      "Financial Statements" are defined in Section 6.12(a)(ii).

         17.40      "Foreign Plans" are defined in Section 6.22(i)(xiii).

         17.41      "Full-Year Financial Statements" are defined in Section
6.12(a)(i).

         17.42      "GAAP" is defined in Section 3.1.

         17.43 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         17.44 "Hazardous Substances" means any hazardous, toxic or radioactive substance, material or waste which is regulated as of the Closing Date by any state or local governmental authority or the United States of America, including without limitation any material or substance that is: (A) defined as a "hazardous substance", "regulated substance" or "solid waste" under applicable state law, (B) petroleum, petroleum products or wastes, (C) asbestos,
(D) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321), (E) defined as a "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq. (42 U.S.C. Section 6903), (F) defined as a "hazardous substance" pursuant to section 101 of the CERCLA, (G) defined as a "regulated substance" pursuant to section 9001 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6991) or (H) otherwise regulated under the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
Section 1801 et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300(f) et seq., and the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq.

         17.45 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         17.46      "Indemnified Party" is defined in Section 12.3(a).

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         17.47      "Indemnifying Party" is defined in Section 12.3(a).

         17.48      "Indemnity Escrow Agent" is defined in Section 4.1(a).

         17.49      "Independent Accounting Firm" is defined in Section 3.2.

         17.50      "Intellectual Property" is defined in Section 6.28(a).

         17.51      "Interim Balance Sheet Date" is defined in Section
6.12(a)(ii).

         17.52      "Interim Financial Statements" are defined in Section
6.12(a)(ii).

         17.53      "Lease Documents" are defined in Section 6.35.

         17.54      "Leases" are defined in Section 6.35.

         17.55      "liabilities" are defined in Section 6.13(a).

         17.56      "Losses" are defined in Section 12.1.

         17.57      "Merger" is defined in the recitals to this Agreement.

         17.58      "Merger Consideration" is defined in Section 2.1(c).

         17.59      "Merger Price" is defined in Section 2.1(a).

         17.60      "Net Worth Deficiency" is defined in Section 3.1.

         17.61      "Net Worth Surplus" is defined in Section 3.1.

         17.62      "Newco" is defined in the preamble to this Agreement.

         17.63      "Obligor" is defined in Section 6.35.

         17.64      "PCBs" are defined in Section 6.33(h).

         17.65      "Pension Plan" is defined in Section 6.22.

         17.66      "Permits" is defined in Section 6.15.

         17.67      "Plan of Merger" is defined in Section 1.1.

         17.68      "Regulations" are defined in Section 6.23.

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         17.69      "Release" means any spill, emission, leaking, pumping,
injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         17.70      "Release Date" is defined in Section 4.2.

         17.71      "Restricted Business" is defined in Section 14.1(a).

         17.72 "S Corporation" means a corporation subject to Subchapter S of the Code.

         17.73      "Scheduled Payments" are defined in Section 6.35.

         17.74      "SEC" is defined in Section 9.4.

         17.75      "Securities Act" is defined in Section 6.16.

         17.76 "Stockholders" are defined in the preamble to this Agreement.

         17.77      "Stockholders' Representative" is defined in Section 3.3.

         17.78      "Surviving Corporation" is defined in Section 1.1.

         17.79      "Tax Returns" are defined in Section 6.27.

         17.80      "Taxes" are defined in Section 6.27.

         17.81      "Third Party Claim" is defined in Section 12.3(a).

         17.82      "UniCapital" is defined in the preamble to this Agreement.

         17.83      "UniCapital Prospectus" is defined in Section 6.38.

         17.84      "UniCapital Stock" is defined in Section 2.1(a).

         17.85      "Welfare Plan" is defined in Section 6.22.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     UNICAPITAL CORPORATION


                                     By: /s/ DANIEL CHAIT
                                        ---------------------------------
                                     Name:  Daniel Chait
                                     Title: Vice President

                                     MYC ACQUISITION CORP.


                                     By:  /s/ DANIEL CHAIT
                                        ---------------------------------
                                     Name:  Daniel Chait
                                     Title: Vice President

                                     THE MYERSON COMPANIES, INC.
                                            D/B/A BSB LEASING


                                     By: /s/ DONALD A. MYERSON
                                        ---------------------------------
                                     Name:  Donald A. Myerson
                                     Title: President

                                     /s/ DONALD A. MYERSON
                                     ------------------------------------
                                     Donald A. Myerson

                                     /s/ VIRGINIA MILKE
                                     ------------------------------------
                                     Virginia Milke




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